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                                                                   EXHIBIT 10.18

                            [FRESENIUS MEDICAL LOGO]


June 20, 2003


Mr. Michael Brosnan
Fresenius Medical Care North America

Dear Mike:

The purpose of this letter is to outline your revised retention plan. This supersedes the retention plan offered to you and accepted in September 2002.

In addition to the two payments you have already received, you will be eligible to receive a total retention bonus of $180,000. This retention bonus would be paid to you in two parts: $65,000 in October 2003 and $115,000 in June 2004. The payments are contingent on your continued employment through June 2004.

Please indicate your acceptance of this retention bonus by signing below and returning a copy of this letter to Brian O'Connell in Human Resources.

As with any compensation plan, this retention bonus is confidential. If you have any questions, please discuss them with only Brian O'Connell or me.

Thank you for your consistent hard work and support. I look forward to continuing our strong working relationship as we face the many challenges ahead.

Sincerely,



Ben Lipps
President and
Chief Executive Officer


                  ACCEPT:

                  /s/Michael Brosnan                                   6/24/03
                  ------------------                                   -------
                  Michael Brosnan                                      Date

Cc:  B. O'Connell